As filed with the Securities and Exchange Commission on June 29, 2011
Registration No. 333-135525

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________

POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933
___________________

SUN HEALTHCARE GROUP, INC.
(Exact Name of Registrant as Specified in Its Charter)
___________________

Delaware	13-4230695
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

18831 Von Karman, Suite 400
Irvine, California, 92612
(Address, Including Zip Code, of Principal Executive Offices)
___________________

SUN HEALTHCARE GROUP, INC. 2004 EQUITY INCENTIVE PLAN
 (Full Title of the Plan)
___________________

Michael Berg, Esq.
Sun Healthcare Group, Inc.
101 Sun Avenue NE
Albuquerque, New Mexico 87109
(505) 821-3355
(Name, Address and Telephone Number, Including Area Code, of Agent for Service)

COPY TO:

Andor D. Terner, Esq.
O’Melveny & Myers LLP
610 Newport Center Drive, Suite 1700
Newport Beach, California 92660
___________________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the
Exchange Act. (Check one):

       Large accelerated filer ☐                                                    Accelerated filer ☑

       Non-accelerated filer ☐                                                      Smaller reporting company ☐

EXPLANATORY NOTE

On November 15, 2010, Sun Healthcare Group, Inc. (“Old Sun”) distributed to its stockholders on a pro rata basis all of the outstanding shares of the common stock of SHG Services, Inc., which has since been renamed Sun Healthcare Group, Inc. (the “Registrant”).  This transaction is referred to as the “Separation.”  In the Separation, Old Sun’s stockholders each received one share of the Registrant’s common stock, par value $0.01 per share (the “Common Stock”), in exchange for every three shares of Old Sun common stock owned by each such stockholder.

Following the Separation, the Registrant is being treated as Old Sun’s successor for purposes of the Securities Act of 1933, as amended (the “Securities Act”), and the Securities Exchange Act of 1934, as amended.  The Registrant is filing this Post-Effective Amendment No. 1 to Form S-8 Registration Statement to clarify that the shares of common stock originally registered by Old Sun pursuant to its Registration Statement on Form S-8 filed with the Securities and Exchange Commission (the “Commission”) on June 30, 2006 (Commission File No. 333-135525 and referred to herein as the “Registration Statement”) for offer or sale pursuant to the Sun Healthcare Group, Inc. 2004 Equity Incentive Plan (the “2004 Plan”) shall, to the extent such shares were not sold prior to the Separation, continue to be registered for offer or sale by the Registrant pursuant to its 2004 Plan.

In connection with the Separation, certain outstanding awards originally granted by Old Sun were assumed by the Registrant under its 2004 Plan.  However, no additional awards will be granted under the Registrant’s 2004 Plan following the Separation.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to Form S-8 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on June 29, 2011.

SUN HEALTHCARE GROUP, INC.

By:  /s/ William A. Mathies
William A. Mathies
Chief Executive Officer

Pursuant to the requirements of the Securities Act, this Post-Effective Amendment No. 1 to Form S-8 Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ William A. Mathies William A. Mathies	Chairman and Chief Executive Officer (Principal Executive Officer)	June 29, 2011

/s/ L. Bryan Shaul L. Bryan Shaul	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	June 29, 2011

/s/ Gregory S. Anderson Gregory S. Anderson	Director	June 29, 2011

/s/ Tony M. Astorga Tony M. Astorga	Director	June 29, 2011

/s/ Christion K. Bement Christian K. Bement	Director	June 29, 2011

/s/ Michael J. Foster Michael J. Foster	Director	June 29, 2011

/s/ Barbara B. Kennelly Barbara B. Kennelly	Director	June 29, 2011

/s/ Milton J. Walters Milton J. Walters	Director	June 29, 2011